SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING:  12/31/2006
FILE NUMBER: 811-1540
SERIES NO.:  18


72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                                          $ 3,050
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                                          $   124
          Class C                                          $   146

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                                        $000.2664
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                                        $000.0586
          Class C                                        $000.0586

74U.    1 Number of shares outstanding (000's omitted)
          Class A                                           13,013
        2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
          Class B                                            2,425
          Class C                                            2,902

74V.    1  Net asset value per share (to nearest cent)
          Class A                                           $27.72
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B                                           $26.73
          Class C                                           $26.73